News Release

IMMEDIATE RELEASE

Friday, February 2, 2007

Gannett Co., Inc. Reports Fourth Quarter
and 2006 Full-Year Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2006 fourth quarter earnings per diluted share from continuing operations were $1.51 compared with $1.44 per share in the fourth quarter of 2005, a 4.9 percent increase. The results for the quarter include stock compensation expense of $12.7 million ($7.9 million after tax or $0.03 per share).

"We are pleased to report record revenues for the year, surpassing $8.0 billion for the first time. We achieved these results in a year of interesting challenges as well as opportunities," said Craig Dubow, chairman, president and CEO of Gannett. "In addition, we have moved forward in significant ways on our strategic initiatives and are positioning the company for future growth."

"For the quarter, our results in the newspaper segment reflect higher advertising demand particularly for local advertising, a strong finish at USA TODAY and double digit digital revenue growth. A record level of politically related advertising demand for the quarter drove strong revenue growth in our broadcasting segment. Our results, however, were unfavorably impacted by higher newsprint, stock compensation and interest costs," he added.

Gannett's fiscal year included 53 weeks compared with 52 weeks in 2005. The fourth quarter was comprised of 14 weeks compared with 13 weeks in the same quarter of 2005. All of the company's results detailed below were impacted by the extra week in 2006.

Reported results for the quarter and year include KTVD-TV in Denver and WATL-TV in Atlanta which the company acquired during the third quarter of 2006.

As previously reported, the company completed the expansion and reorganization, with MediaNews Group, of the Texas-New Mexico Newspapers Partnership on December 25, 2005. Results for the partnership are no longer consolidated in the company's financial statements. The company's 40.6 percent interest in the partnership results is now included in other operating revenues.

CONTINUING OPERATIONS

Total operating revenues for the company were $2.21 billion in the fourth quarter, a 7.5 percent increase from the fourth quarter of 2005. The increase reflected higher advertising demand in the newspaper and broadcasting segments, television station acquisitions and the additional week in the quarter. Total operating revenues would have been 7.8 percent higher on a pro forma basis (assuming Gannett owned the same complement of properties in the fourth quarters of 2006 and 2005). Operating cash flow (defined as operating income plus depreciation and amortization) was

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$656.1 million compared to $646.2 million in the same quarter of last year. Operating cash flow excluding stock compensation expense increased 3.5 percent to $668.7 million. Net income was $353.5 million in the fourth quarter of 2006 compared with $343.3 million in the year-ago quarter.

Reported operating expenses totaled $1.62 billion for the quarter, an increase of 9.8 percent. The increase reflected higher newsprint costs, stock compensation expense, acquisitions and severance expenses related to a number of efficiency efforts in the UK and U.S., including the consolidation of circulation call centers. Corporate expenses increased 25.4 percent to $21.7 million compared with the fourth quarter of 2005 reflecting stock-based compensation. Corporate expenses excluding stock compensation expense were slightly higher for the quarter.

For the year, total operating revenues were $8.03 billion, a 5.7 percent increase from 2005. On a pro forma basis, total operating revenues would have been 2.1 percent higher. Operating cash flow totaled $2.28 billion for the year versus $2.32 billion in 2005. However, excluding stock-based compensation of $47 million, operating cash flow was on a par with last year's result. Net income was $1.16 billion versus $1.21 billion in 2005.

Average diluted shares outstanding in the fourth quarter totaled 234,790,000 compared with 239,128,000 in 2005's fourth quarter. Average diluted shares outstanding for all of 2006 were 236,756,000 versus 246,256,000 in 2005.

NEWSPAPERS

Newspaper segment operating revenues totaled $1.94 billion for the fourth quarter, an increase of 4.9 percent from the same interval in 2005. Reported advertising revenues were up 3.7 percent to $1.45 billion for the quarter. Advertising revenues would have been 5.3 percent higher if Gannett had owned the same group of newspapers in both the fourth quarters of 2006 and 2005. Local advertising revenues were up 6.6 percent, national ad revenues were 9.1 percent higher and classified revenues increased 1.7 percent on a comparable basis. In the U.S., pro forma advertising revenues were up 4.9 percent. Operating cash flow for the total newspaper segment, which includes USA TODAY and our UK properties, was $526.4 million in the fourth quarter.

Total newspaper operating expenses increased 8.3 percent, reflecting stock-based compensation expense, higher newsprint expense, consolidation costs and operating costs from the extra week in the quarter. Reported newsprint expense was 6.4 percent higher for the quarter due to higher newsprint prices partially offset by lower volume.

At USA TODAY, advertising revenues were 13.0 percent higher in the fourth quarter compared with the same quarter a year ago. Paid advertising pages totaled 1,348 compared with 1,226 in the year-ago quarter. For the full year, USA TODAY's advertising revenues increased 3.1 percent and paid pages totaled 4,387.

BROADCASTING

Broadcasting segment results for the quarter and year include WATL-TV (acquired in August 2006) and KTVD-TV (acquired in June 2006).

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Broadcasting revenues (which include Captivate) increased 30.3 percent to $270.6 million for the quarter due to a record level of politically related advertising demand, strong revenue growth at Captivate and revenue from the television stations acquired in the third quarter. Substantially higher online revenues also contributed to the growth. Broadcasting revenues would have been up 22.0 percent if Gannett had owned the same group of stations in both the fourth quarters of 2006 and 2005. Reported broadcasting expenses were 26.1 percent higher in the quarter. Excluding stock-based compensation, and on a pro forma basis, broadcasting costs would have been up 16.7 percent. Operating cash flow increased 36.6 percent to $147.4 million compared with the fourth quarter of 2005.

Television revenues were $260.6 million or 29.1 percent higher in the fourth quarter compared to $201.8 million in the same quarter a year ago. On a pro forma basis, television revenues would have been 20.7 percent higher. Reported television expenses grew 26.8 percent and would have been up 16.8 percent on a pro forma basis and excluding stock-based compensation.

NON-OPERATING ITEMS

Interest expense for the fourth quarter was $80.9 million versus $62.3 million for the same quarter a year ago due to higher interest rates. Other non-operating income primarily reflected gains recorded on the sale of Internet investments, the absence of the Texas-New Mexico Newspapers Partnership minority interest charge and substantially lower losses from digital investments. This was partially offset by non-operating charges for minority interests.

* * * *

At the end of the quarter, Gannett had more than 100 domestic publishing Web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In December, Gannett's consolidated domestic Internet audience share was approximately 22.1 million unique visitors reaching 13.7 percent of the Internet audience according to Nielsen//NetRatings. Newsquest is also an Internet leader in the UK where its network of Web sites attracted more than 43 million monthly page impressions from approximately 3.3 million unique users.

All references in this release to "comparable" revenue results and "operating cash flow" are to non-GAAP financial measures. Management believes that this use allows management and investors to analyze and compare the Company's results in a more meaningful and consistent manner. A reconciliation of the non-GAAP operating cash flow amounts to the Company's consolidated statements of income is attached.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-800-818-5264 and international callers should dial 913-981-4910 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 8655942. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 8655942. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

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Gannett Co., Inc. is a leading international news and information company that publishes 90 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Jeffrey Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

For media inquiries, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                        Fourteen         Thirteen
                                       weeks ended     weeks ended    % Inc
                                      Dec. 31, 2006   Dec. 25, 2005   (Dec)
Net Operating Revenues:
Newspaper advertising                 $  1,446,261     $ 1,394,201      3.7
Newspaper circulation                      344,553         328,750      4.8
Broadcasting                               270,646         207,649     30.3
Other                                      146,889         124,354     18.1
                                       -----------      ----------   ------
Total                                    2,208,349       2,054,954      7.5
                                       -----------      ----------   ------
Operating Expenses:
Cost of sales and operating
  expenses, exclusive of
  depreciation                           1,196,747       1,089,209      9.9
Selling, general and
  administrative expenses,
  exclusive of depreciation                355,540         319,551     11.3
Depreciation                                60,070          60,575     (0.8)
Amortization of intangible assets            9,917           7,952     24.7
                                       -----------      ----------   ------
Total                                    1,622,274       1,477,287      9.8
                                       -----------      ----------   ------
Operating income                           586,075         577,667      1.5
                                       -----------      ----------   ------
Non-operating income (expense):
Interest expense                           (80,905)        (62,270)    29.9
Other                                       10,873              68      ***
                                       -----------      ----------   ------
Total                                      (70,032)        (62,202)    12.6
                                       -----------      ----------   ------
Income before income taxes                 516,043         515,465      0.1
Provision for income taxes                 162,500         172,200     (5.6)
                                       -----------      ----------   ------
Net income                            $    353,543     $   343,265      3.0
                                       ===========      ==========   ======

Net Income per share-basic                   $1.51           $1.44      4.9
                                       ===========      ==========   ======

Net Income per share-diluted                 $1.51           $1.44      4.9
                                       ===========      ==========   ======

Dividends per share                          $0.31           $0.29      6.9
                                       ===========      ==========   ======

Note:  Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations.  Prior to that date, the company's 50% interest in Detroit's operating income was reflected in other revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                        Fifty-three      Fifty-two
                                        weeks ended     weeks ended   % Inc
                                       Dec. 31, 2006   Dec. 25, 2005  (Dec)
Net Operating Revenues:
Newspaper advertising                 $  5,370,453     $ 5,161,208      4.1
Newspaper circulation                    1,306,549       1,264,031      3.4
Broadcasting                               854,821         736,452     16.1
Other                                      501,531         437,248     14.7
                                       -----------      ----------   ------
Total                                    8,033,354       7,598,939      5.7
                                       -----------      ----------   ------
Operating Expenses:
Cost of sales and operating
  expenses,   exclusive of
  depreciation                           4,438,236       4,061,246      9.3
Selling, general and
  administrative   expenses,
  exclusive of depreciation              1,320,111       1,215,256      8.6
Depreciation                               242,781         251,130     (3.3)
Amortization of intangible assets           33,989          23,236     46.3
                                       -----------      ----------   ------
Total                                    6,035,117       5,550,868      8.7
                                       -----------      ----------   ------
Operating income                         1,998,237       2,048,071     (2.4)
                                       -----------      ----------   ------
Non-operating income (expense):
Interest expense                          (288,040)       (210,625)    36.8
Other                                        9,285         (19,591)     ***
                                       -----------      ----------   ------
Total                                     (278,755)       (230,216)    21.1
                                       -----------      ----------   ------
Income before income taxes               1,719,482       1,817,855     (5.4)
Provision for income taxes                 558,700         606,600     (7.9)
                                       -----------      ----------   ------
Net income from continuing
  operations                             1,160,782       1,211,255     (4.2)
                                       -----------      ----------   ------
Discontinued Operations:
 Income from the operation of
 discontinued operations,
 net of tax                                      -          14,644      ***
Gain on disposal of newspaper
 businesses, net of tax                          -          18,755      ***
                                       -----------      ----------   ------
Net Income                            $  1,160,782     $ 1,244,654     (6.7)
                                       ===========      ==========   ======

Earnings from continuing
operations per share-basic                   $4.91           $4.94     (0.6)
Earnings from discontinued
operations:
 Earnings from the operation
 of discontinued operations
 per share-basic                                 -            0.06      ***
Gain on disposal of newspaper
 businesses per share-basic                      -            0.08      ***
                                       -----------      ----------   ------
Net Income per share-basic                   $4.91           $5.08     (3.3)
                                       ===========      ==========   ======

Earnings from continuing
 operations per share-diluted                $4.90           $4.92     (0.4)
Earnings from discontinued
operations:
 Earnings from the operation
 of discontinued operations
 per share-diluted                               -            0.06      ***
Gain on disposal of newspaper
 businesses per share-diluted                    -            0.08      ***
                                       -----------      ----------   ------
Net Income per share-diluted                 $4.90           $5.05     (3.0)
                                       ===========      ==========   ======

Dividends per share                          $1.20           $1.12      7.1
                                       ===========      ==========   ======

Note:  Beginning August 1, 2005, Newspaper publishing results (revenues and expenses) reflect 100% of Detroit newspaper operations. Prior to that date, the company's 50% interest in Detroit's operating income was reflected in other revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
                                         Fourteen        Thirteen
                                        weeks ended     weeks ended   % Inc
                                      Dec. 31, 2006   Dec. 25, 2005   (Dec)
Net Operating Revenues:
Newspaper publishing                  $  1,937,704     $ 1,847,305      4.9
Broadcasting                               270,645         207,649     30.3
                                       -----------      ----------   ------
Total                                 $  2,208,349     $ 2,054,954      7.5
                                       ===========      ==========   ======
Operating Income
(net of depreciation
and amortization):
Newspaper publishing                  $    472,620     $   494,780     (4.5)
Broadcasting                               135,199         100,231     34.9
Corporate                                  (21,744)        (17,344)   (25.4)
                                       -----------      ----------   ------
Total                                 $    586,075     $   577,667      1.5
                                       ===========      ==========   ======
Depreciation and Amortization:
Newspaper publishing                  $     53,780     $    56,844     (5.4)
Broadcasting                                12,194           7,682     58.7
Corporate                                    4,013           4,001      0.3
                                       -----------      ----------   ------
Total                                 $     69,987     $    68,527      2.1
                                       ===========      ==========   ======
Operating Cash Flow:
Newspaper publishing                  $    526,400     $   551,624     (4.6)
Broadcasting                               147,393         107,913     36.6
Corporate                                  (17,731)        (13,343)   (32.9)
                                       -----------      ----------   ------
Total                                 $    656,062     $   646,194      1.5
                                       ===========      ==========   ======

The company's fiscal year ends on the last Sunday of the calendar year.
The company's 2006 fiscal year ended on December 31, 2006, and encompassed a 53 week period for the year and a 14 week period for the fourth quarter.
The company's 2005 fiscal year and fourth quarter encompassed 52 weeks and
13 weeks, respectively.
Broadcasting includes results from the company's 23 television stations and
Captivate Network, Inc.  Reported results for quarter and year-to-date include KTVD-TV in Denver and WATL-TV in Atlanta which the company acquired during the third quarter, creating Gannett's second and third duopolies.
Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.
Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense.  See attachment for reconciliation of amounts to the Consolidated Statements of
Income.
Beginning August 1, 2005, Newspaper publishing results reflect 100% of
Detroit newspaper operations.  Prior to that date, the company's 50%
interest in Detroit's operating income was reflected in Newspaper publishing revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.
Beginning with the first quarter of 2006, the Company began recording stock compensation expense in connection with the requirements of Statement of
Financial Accounting Standards No. 123R, "Share-Based Payment".  For the
fourth quarter of 2006, this non-cash expense item totaled $12.7 million and has been allocated to the Newspaper, Broadcasting and Corporate segments.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
                                      Fifty-three       Fifty-two
                                      weeks ended      weeks ended     % Inc
                                     Dec. 31, 2006    Dec. 25, 2005    (Dec)
Net Operating Revenues:
Newspaper publishing                  $  7,178,533     $ 6,862,487      4.6
Broadcasting                               854,821         736,452     16.1
                                       -----------      ----------   ------
Total                                 $  8,033,354     $ 7,598,939      5.7
                                       ===========      ==========   ======
Operating Income
(net of depreciation
and amortization):
Newspaper publishing                  $  1,700,154     $ 1,805,221     (5.8)
Broadcasting                               379,989         310,935     22.2
Corporate                                  (81,906)        (68,085)   (20.3)
                                       -----------      ----------   ------
Total                                 $  1,998,237     $ 2,048,071     (2.4)
                                       ===========      ==========   ======
Depreciation and Amortization:
Newspaper publishing                  $    223,544     $   227,052     (1.5)
Broadcasting                                36,675          31,081     18.0
Corporate                                   16,551          16,233      2.0
                                       -----------      ----------   ------
Total                                 $    276,770     $   274,366      0.9
                                       ===========      ==========   ======
Operating Cash Flow:
Newspaper publishing                  $  1,923,698     $ 2,032,273     (5.3)
Broadcasting                               416,664         342,016     21.8
Corporate                                  (65,355)        (51,852)   (26.0)
                                       -----------      ----------   ------
Total                                 $  2,275,007     $ 2,322,437     (2.0)
                                       ===========      ==========   ======
The company's fiscal year ends on the last Sunday of the calendar year.
The company's 2006 fiscal year ended on December 31, 2006, and encompassed a 53 week period for the year and a 14 week period for the fourth quarter.
The company's 2005 fiscal year and fourth quarter encompassed 52 weeks and
13 weeks, respectively.
Broadcasting includes results from the company's 23 television stations and
Captivate Network, Inc.  Reported results for quarter and year-to-date include KTVD-TV in Denver and WATL-TV in Atlanta which the company acquired during the third quarter, creating Gannett's second and third duopolies.
Captivate is a national news and entertainment network which delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.
Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and amortization expense.  See attachment for reconciliation of amounts to the Consolidated Statements of
Income.
Beginning August 1, 2005, Newspaper publishing results reflect 100% of
Detroit newspaper operations.  Prior to that date, the company's 50%
interest in Detroit's operating income was reflected in Newspaper publishing revenues.  Beginning in 2006, the company's 40.6% investment in the
Texas-New Mexico Newspaper Partnership is reflected in other revenue.  In
2005 the results of the partnership were fully consolidated.
Beginning with the first quarter of 2006, the Company began recording stock compensation expense in connection with the requirements of Statement of
Financial Accounting Standards No. 123R, "Share-Based Payment".  For the
fourth quarter of 2006, this non-cash expense item totaled $47.0 million and has been allocated to the Newspaper, Broadcasting and Corporate segments.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars
"Operating cash flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.  Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.
A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Fourteen weeks ended December 31, 2006
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $526,400     $147,393     $(17,731)     $656,062
Less:
Depreciation              (48,003)      (8,054)      (4,013)      (60,070)
Amortization               (5,777)      (4,140)           -        (9,917)
                         --------     --------     --------      --------
Operating income         $472,620     $135,199     $(21,744)     $586,075
                         ========     ========     ========      ========

Thirteen weeks ended December 25, 2005
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow      $551,624     $107,913     $(13,343)     $646,194
Less:
Depreciation              (49,080)      (7,494)      (4,001)      (60,575)
Amortization               (7,764)        (188)           -        (7,952)
                         --------     --------     --------      --------
Operating income         $494,780     $100,231     $(17,344)     $577,667
                         ========     ========     ========      ========

Fifty-three weeks ended December 31, 2006
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow    $1,923,698     $416,664     $(65,355)   $2,275,007
Less:
Depreciation             (194,260)     (31,970)     (16,551)     (242,781)
Amortization              (29,284)      (4,705)           -       (33,989)
                        ---------     --------     --------     ---------
Operating income       $1,700,154     $379,989     $(81,906)   $1,998,237
                        =========     ========     ========     =========

Fifty-two weeks ended December 25, 2005
                        Newspaper   Broadcasting   Corporate   Consolidated
                        Publishing                                 Total
Operating cash flow    $2,032,273     $342,016     $(51,852)   $2,322,437
Less:
Depreciation             (204,830)     (30,067)     (16,233)     (251,130)
Amortization              (22,222)      (1,014)           -       (23,236)
                        ---------     --------     --------     ---------
Operating income       $1,805,221     $310,935     $(68,085)   $2,048,071
                        =========     ========     ========     =========